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                                                                    EXHIBIT 10.4



            REGISTRATION RIGHTS AND OWNERSHIP MAINTENANCE AGREEMENT


         This REGISTRATION RIGHTS AND OWNERSHIP MAINTENANCE AGREEMENT is effective as of March, 2000 among Ansell Healthcare Incorporated, a Delaware corporation (the "Company"), Pacific Dunlop Investments (USA) Inc. ("PDI"), Pacific Dunlop Capital Inc. ("PDC"), Pacific Dunlop Holdings (USA),
Inc., a Delaware corporation ("PDH") and PD International   Pty. Ltd., a
corporation organized under the laws of Australia ("PD International"). (PDI, PDC, PDH and PD International are hereinafter collectively referred to as the "PDL Stockholders".)

         WHEREAS, the PDL Stockholders collectively own, as of the date hereof, all of the outstanding common stock, par value $.01 per share, of the Company (the "Common Stock");

         WHEREAS, the PD International intends to sell shares of Common Stock representing up to twenty percent (20%) of the Company's outstanding Common Stock in a registered public offering (the "Offering");

         WHEREAS, the PDL Stockholders and the Company desire to establish certain terms and conditions concerning the acquisition and disposition of securities of the Company by the PDL Stockholders and their Affiliates (as defined herein) after completion of the Offering;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, the PDL Stockholders and the Company agree as follows:


                                   ARTICLE 1.

                                   DEFINITIONS


         1.1. Definitions.


         (a) "Affiliate" has the meaning defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (such Act, including the rules and regulations promulgated thereunder, the "1934 Act").

         (b) "Applicable Stock" means, at any time, the (i) shares of Common Stock owned by the PDL Stockholders and their Affiliates as of the date hereof, plus (ii) shares of Common Stock purchased by the PDL Stockholders and their Affiliates pursuant to Section 3.1 of this Agreement, plus (iii) shares of Common Stock that were issued to the PDL Stockholders and their Affiliates in respect of shares described in either clause (i) or clause (ii) of this Section 1.1(b) in any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event.
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         (c) "Beneficial Ownership" has the meaning defined in Rule 13d-3 promulgated under the 1934 Act.

         (d) "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Equity Security" means any (i) voting stock of the Company (other than Eshares of voting stock not having the right to vote generally in any election of directors of the Company or any of its subsidiaries), (ii) securities of the Company convertible into or exchangeable for such stock, and
(iii) options, rights and warrants issued by the Company to acquire such stock.

         (f) "Market Price" of any shares of Common Stock or Other Stock, as the case may be, on any date means (i) the average of the last sale price of such shares on each of the five trading days immediately preceding such date on a U.S. national securities exchange on which such shares are traded, or (ii) if such sale prices are unavailable or such shares are not so traded, the value of such shares on such date determined in accordance with agreed-upon procedures reasonably satisfactory to the PDL Stockholders and the Company.

         (g) "Other Stock" means any class of the Company's capital stock other than Common Stock, and any other security of the Company that, in the opinion of the PDL Stockholders, will or is likely to be treated as stock for purposes of
Section 1504 of the Code.

         (h) "Ownership Percentage" means, at any time, the fraction, expressed as a percentage and rounded to the next highest thousandth of a percent, whose numerator is the aggregate number of shares of the Applicable Stock and whose denominator is the sum of the aggregate number of the outstanding shares of Common Stock of the Company plus the aggregate number of Repurchased Shares; provided, however, that any shares of Common Stock issued by the Company in violation of its obligations under Section 3.1 of this Agreement shall not be deemed outstanding for the purpose of determining the Ownership Percentage.

         (i) "Parent's Voting Interest" means the percentage of the outstanding Common Stock with respect to which the PDL Stockholders and their Affiliates have Beneficial Ownership.

         (j) "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, limited liability company, or other entity or organization.

         (k) "Repurchased Shares" means the aggregate number of shares of the Company's Common Stock that are, from and after the date hereof, repurchased by the Company from its stockholders, less the aggregate number of shares of Common Stock (up to the aggregate number so repurchased) that are re-issued (other than shares re-issued in conjunction with an issuance of Common Stock pursuant to which the PDL Stockholders have exercised in full their option as contemplated by Section 3.1(a) of this Agreement) from and after the date hereof upon the exercise of stock options or otherwise.



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                                   ARTICLE 2.

                               REGISTRATION RIGHTS


         2.1. Demand Registration. For purposes of this Article 2, the term "PDL Stockholders" shall include any Affiliates of the PDL Stockholders that may from time to time own or sell, as the case may be, shares of Common Stock.

         (a) (i) Demand Rights. The Company agrees that upon the request of one or more of the PDL Stockholders it will file one or more registration statements (each a "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act") as to the number of shares of Common Stock specified in such request (the "Registered Shares"). Notwithstanding the foregoing, the Company shall not be obligated to file a registration statement relating to any registration request under this Section 2.1: (A) unless the aggregate requests by the PDL Stockholders for such registration cover at least two percent (2%) of the outstanding Common Stock, (B) with respect to more than an aggregate of three (3) registrations under this Section 2.1, which shall be increased to an unlimited number of registrations if such additional registrations are effected on Form S-3 or any successor similar short-form registration statement, or (C) if, with respect to such request, the managing underwriter, the Securities Exchange Commission ("SEC"), the 1933 Act or the rules and regulations thereunder, or the form on which the registration statement is to be filed, would require the conduct of an audit other than the regular audit conducted by the Company at the end of its fiscal year, unless the PDL Stockholders agree to pay the expenses of the Company in connection with such an audit other than the regular audit in which case the Company shall be obligated to file a Registration Statement relating to such request.

             (ii) Withdrawn Requests. Except as otherwise provided herein, any request by a PDL Stockholder for registration pursuant to this Section 2.1 which is subsequently withdrawn prior to the Registration Statement becoming effective shall not constitute a registration for purposes of determining the number of registrations to which the PDL Stockholders are entitled pursuant to Section 2.1(a)(i)(B); provided, however, that the PDL Stockholders shall reimburse the Company for all expenses incurred, including, without limitation, reasonable fees and expenses of the Company's attorneys, accountants and investment bankers, in connection with the preparation and filing, if filed, of such Registration Statement.

             (iii) Suspension of Company's Obligations. The Company's obligations pursuant to Section 2.1 shall be suspended if: (i) the fulfillment of such obligations would require the Company to make a disclosure that would, in the reasonable good faith judgment of the Company's board of directors, be detrimental to the Company and premature; (ii) the Company having filed a registration statement with respect to Equity Securities to be distributed in an underwritten public offering, is advised by its lead or managing underwriter that an offering by the PDL Stockholders of the Registered Shares would materially adversely affect the distribution of such Equity Securities, and has furnished to the PDL Stockholders an officer's certificate to that effect; or
(iii) the board of directors of the Company shall determine in good faith that such an offering will interfere with a pending or contemplated financing, merger, sale of assets, recapitalization or other similar corporate action of the Company and the Company shall have furnished to the PDL Stockholders an officers' certificate to that effect. Such



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obligations shall be reinstated: (x) in the case of clause (i) above, upon the making of such disclosure by the Company (or, if earlier, when such disclosure would either no longer be necessary for the fulfillment of such obligations or no longer be detrimental); (y) in the case of clause (ii) above, upon the conclusion of any period (not exceeding six (6) months) during which the Company would not, pursuant to the terms of its underwriting arrangements, be permitted to sell the Registered Shares for its own account; and (z) in the case of clause
(iii) above, not more than ninety (90) days from the date of the PDL Stockholders' request under Section 2.1(a).

             (iv) Priority in Demand Registrations. Subject to the last sentence of this Section 2.1(a)(iv) and to the priority allocation provisions of this
Section 2.1(a)(iv), if a registration requested pursuant to Section 2.1 involves an underwritten offering the Company may elect to sell securities pursuant to such registration statement. If the Company does elect to sell securities pursuant to such registration statement and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registered Shares) exceeds the number which can be sold in such offering without having an adverse effect on such offering as contemplated by the PDL Stockholders (including the price at which the PDL Stockholders propose to sell such Registered Shares), then the Company will (subject to the last sentence of this Section 2.1(a)(iv)) include in such registration: (A) first, all of the Registered Shares requested to be included in such registration by the PDL Stockholders, and (B) second, that number of securities of the Company which are not Registered Shares which, in the opinion of the managing underwriter, can be sold without having the adverse effect referred to above. In the event that the number of Registered Shares requested to be included in such registration exceeds the number which, in the opinion of such managing underwriters, can be sold, the number of such Registered Shares included in such registration shall be allocated among all requesting PDL Stockholders as they agree. Notwithstanding anything to the contrary contained herein, neither the Company nor any other Person may include any securities in any registration pursuant to this Section 2.1 without the prior written consent of the PDL Stockholders requesting such registration.

             (v) Selection of Underwriters. The PDL Stockholders shall have the right to designate the underwriters for any public offering of Registered Shares made pursuant to this Section 2.1.

         (b) Company Obligations. The Company agrees to (i) use its best efforts to have any registration of the Registered Shares made pursuant to this Section
2.1 declared effective as promptly as practicable after the filing of the Registration Statement, and (ii) to keep such Registration Statement effective for a period sufficient to complete the distribution of the Registered Shares. The Company further agrees to supplement or make amendments to the Registration Statement, if required by (x) the registration form utilized by the Company for such registration or by the instructions applicable to such registration form,
(y) the 1933 Act or the rules and regulations thereunder or (z) the PDL Stockholders (or any underwriter for the PDL Stockholders) with respect to information concerning the PDL Stockholders or such underwriter or the plan of distribution to be utilized with respect to the Registered Shares.

         2.2. Incidental Registration. (a) If the Company shall at any time propose to file a registration statement under the 1933 Act for an offering of securities of the Company for cash (other than an offering relating to (i) a business combination that is to be filed on Form S-4 under



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the 1933 Act (or any successor form thereto) or (ii) any employee benefit plan, including, without limitation a stock option or stock purchase plan), the Company shall provide prompt written notice of such proposal to the PDL Stockholders of its intention to do so and of such PDL Stockholders' rights under this Section 2.2 and shall use its best efforts to include in such registration statement such number of shares of Common Stock which the PDL Stockholders have requested the Company to register (the "Incidental Registered Shares"), which request shall be made to the Company within twenty (20) days after the PDL Stockholders receive notice from the Company of such proposed registration. Notwithstanding the foregoing: (A) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the PDL Stockholders and, thereupon, shall be relieved of its obligation to register the Incidental Registered Shares in connection with such registration (but not from its obligation to pay the registration expenses referred to in Section 2.6(b) incurred in connection therewith), and (B) if such registration involves an underwritten offering, all PDL Stockholders requesting to include their shares of Common Stock in the Incidental Registered Shares to be included in the Company's registration must sell such shares to the underwriters selected by the Company on the same terms and conditions as those that apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 2.2 involves an underwritten public offering, any PDL Stockholder requesting to include its shares of Common Stock in the Incidental Registered Shares to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

         (b) Priority in Incidental Registrations. If a registration pursuant to
Section 2.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities to be included in such registration including the Incidental Registered Shares exceeds the number which can be sold in such offering without having an adverse effect on such offering as contemplated by the Company (including the price at which the Company proposes to sell such securities), then the Company will include in such registration: (i) first, all of the securities the Company proposes to sell, and (ii) second, that number of Incidental Registered Shares which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, such amount to be allocated among all requesting PDL Stockholders as they agree.

         (c) Limitation with Respect to Incidental Registrations. If any registration shall be made in connection with an underwritten public offering pursuant to this Section 2.2, then the PDL Stockholders shall not effect any public sale or distribution of any Common Stock (except as part of such public offering) during the one hundred eighty (180) day period beginning on the effective date of such registration, if, and to the extent that, the managing underwriter(s) of any such offering determine(s) that such action is necessary or desirable to effect such offering; provided, that each PDL Stockholder has received the written notice required by Section 2.2(a). Notwithstanding the foregoing, no PDL Stockholder shall be obligated to comply with the restrictions of this subsection as a result of an underwritten public offering subject to this Section 2.2 more than once in any twelve-month period.



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         2.3. Additional Rights. If the Company at any time grants any other holders of Equity Securities any rights to request the Company to effect the registration of any such Equity Securities on terms more favorable to such holders than the terms set forth in this Agreement, this Agreement shall be deemed amended or supplemented to the extent necessary to provide the PDL Stockholders such more favorable rights and benefits.

         2.4. Registration Procedures. Subject to the provisions of Sections 2.1 and 2.2 of this Agreement, in connection with the registration of shares of Common Stock hereunder, the Company shall as promptly as possible:

         (a) furnish to the PDL Stockholders, prior to the filing of any registration statement or a supplement or amendment thereto, copies of such registration statement, supplement, or amendment as is proposed to be filed, and thereafter such number of copies of such registration statement, supplement, or amendment (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents in such quantities as the PDL Stockholders may reasonably request from time to time in order to facilitate the disposition of the Registered Shares or the Incidental Registered Shares, as the case may be;

         (b) use all reasonable efforts to register or qualify the Registered Shares or the Incidental Registered Shares, as the case may be, under such other securities or blue sky laws of such jurisdiction as the PDL Stockholders reasonably request and do any and all other acts and things as may be reasonably necessary or advisable to enable the PDL Stockholders to consummate the disposition in such jurisdictions of the Registered Shares or the Incidental Registered Shares, as the case may be; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.2(b), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

         (c) use all reasonable efforts to cause the Registered Shares or the Incidental Registered Shares, as the case may be, to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the PDL Stockholders to consummate the disposition of such shares;

         (d) notify the PDL Stockholders, at any time when a prospectus relating to such registration is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in a registration statement or a supplement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will prepare a supplement or amendment to such prospectus, supplement, or amendment so that, as thereafter delivered to the purchasers of the Registered Shares or the Incidental Registered Shares, as the case may be, such prospectus, supplement, or amendment will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (e) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registered Shares or the Incidental Registered Shares, as the case may be;

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         (f) make available for inspection by the PDL Stockholders, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by the PDL Stockholders or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration; provided that (i) Records and information obtained hereunder shall be used by such persons only to exercise their due diligence responsibility and (ii) Records or information which the Company determines, in good faith, to be confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in a registration statement or (y) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction. The PDL Stockholders shall use reasonable efforts, prior to any such disclosure described in (x) above, to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in a registration statement. The PDL Stockholders further agree that they will, upon learning that disclosure of such Records or information is sought in a court or governmental authority, give notice to the Company and allow the Company, at the expense of the Company, to undertake appropriate action to prevent disclosure of the Records or information deemed confidential;

         (g) use all reasonable efforts to obtain a comfort letter from the independent public accountants for the Company in customary form and covering such matters of the type customarily covered by comfort letters as the PDL Stockholders reasonably request;

         (h) otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

         (i) use all reasonable efforts to cause all Registered Shares or Incidental Registered Shares, as the case may be to be listed on each securities exchange on which similar securities issued by the Company are listed.

         2.5. Conditions to Offerings. (a) The obligations of the Company to take the actions contemplated by Sections 2.1 and 2.2 with respect to an offering of shares of Common Stock shall be subject to the condition that the PDL Stockholders shall conform to all applicable requirements of the 1933 Act and the 1934 Act with respect to the offering and sale of securities and advise each underwriter, broker or dealer through which any of the Registered Shares or Incidental Registered Shares, as the case may be, are offered that such shares are part of a distribution that is subject to the prospectus delivery requirements of the 1933 Act.

         (b) The Company may require the PDL Stockholders to furnish to the Company such information regarding the PDL Stockholders or the distribution of the Registered Shares or



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Incidental Registered Shares, as the case may be as the Company may from time to time reasonably request in writing, in each case only as required by the 1933
Act or the rules and regulations thereunder or under state securities or blue sky laws.

         (c) The PDL Stockholders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(d), the PDL Stockholders will forthwith discontinue disposition of Registered Shares or Incidental Registered Shares, as the case may be, pursuant to the registration covering such shares until the PDL Stockholders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(d).

         2.6. Registration Expenses. (a) All expenses incident to a registration pursuant to Section 2.1 and 2.2, including, without limitation, all fees and expenses of compliance with federal or state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registered Shares), rating agency fees, printing, messenger, delivery and telephone expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any comfort letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other persons retained by the Company, shall be borne by the Company;

         (b) The Company will have no responsibility for any of the expenses of any of the holders of Registered Shares or Incidental Registered Shares incurred in connection with any registration hereunder including, without limitation, underwriting fees, discounts and commissions and transfer taxes, if any, attributable to the sale of such shares and counsel fees of such holders.

         2.7. Indemnification; Contribution. The provisions of this Section 2.7 shall apply in connection with registrations made pursuant to Sections 2.1 and 2.2.

         (a) Indemnification by the Company. The Company agrees to indemnify, to the fullest extent permitted by law, the PDL Stockholders, their directors and officers, and their Affiliates against any and all losses, claims, damages, liabilities and expenses (including attorneys' fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, any amendment or supplement thereto or preliminary prospectus (each as amended and or supplemented, if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as such untrue statement or omission is made in reliance on and conformity with any information with respect to the PDL Stockholders furnished to the Company in writing by the PDL Stockholders expressly for use therein. In connection with an underwritten offering, the Company will indemnify each underwriter thereof, the officers and directors of such underwriter, and each Affiliate of each underwriter to the same extent as provided above with respect to the indemnification of the PDL Stockholders; provided that such



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underwriter agrees to indemnify the Company to the same extent as provided below with respect to the indemnification of the Company by the PDL Stockholders.

         (b) Indemnification by the PDL Stockholders. In connection with any registration in which the PDL Stockholders are participating, the PDL Stockholders will furnish to the Company in writing such information and affidavits with respect to the PDL Stockholders as the Company reasonably requests for use in connection with any such registration statement, prospectus, or preliminary prospectus and agrees to indemnify the Company, its directors, its officers who sign any registration statement, and its Affiliates to the same extent as the foregoing indemnity from the Company to the PDL Stockholders, but only with respect to information relating to the PDL Stockholder furnished to the Company in writing by the PDL Stockholders expressly for use in any registration statement, prospectus, any amendment or supplement thereto, or any preliminary prospectus.

         (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 2.7(a) or
Section 2.7(b), such person (hereinafter called the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "Indemnifying Party") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment against the Indemnified Party, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

         (d) Contribution. (i) If the indemnification provided for in this
Section 2.7 from the Indemnifying Party is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 2.7, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such

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proportion as is appropriate to reflect the relative fault of the Indemnifying
Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

              (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (iii) If indemnification is available under this Section 2.7, the Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in Sections 2.7(a) and 2.7(b) without regard to the relative fault of said Indemnifying Party or Indemnified Party or any other equitable consideration provided for in this Section 2.7(d).

         2.8. Rule 144. The Company covenants that it will file the reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder, and it will take such further action as the PDL Stockholders may reasonably request, all to the extent required from time to time to enable the PDL Stockholders to sell shares of Common Stock without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the PDL Stockholders, the Company will deliver to the PDL Stockholders a written statement as to whether it has complied with such requirements.


                                   ARTICLE 3.

                          OWNERSHIP MAINTENANCE RIGHTS

         3.1. Ownership Maintenance Rights.

         (a) Common Stock Option. The Company hereby grants to the PDL Stockholders, on the terms and conditions set forth herein, a continuing right (the "Common Stock Option") to purchase from the Company, at the times set forth herein, such number of shares of Common Stock as is necessary to allow the PDL Stockholders and their Affiliates to maintain the then-current Ownership Percentage. The Common Stock option shall be assignable, in whole or in part, by the PDL Stockholders to any one or more Affiliate or Affiliates of the PDL Stockholders.

The exercise price per share of Common Stock purchased pursuant to the Common Stock Option shall be (i) in the case of an issuance to a third party by the Company of shares of Common Stock for cash consideration, the price per share of Common Stock to be paid by such third party in connection with such issuance and
(ii) in all other cases, the Market Price per share of Common Stock as of the date of first delivery of notice of each exercise of the Common Stock Option by the PDL Stockholders (or their permitted assignees hereunder) to the Company as provided in Section 3.1(d).

         (b) Other Stock Option. The Company hereby grants to the PDL Stockholders, on the terms and conditions set forth herein, a continuing right (the "Other Stock Option" and, together with the Common Stock Option, the "Options") to purchase from the Company, at the times set forth herein, such number of shares of Other Stock as is necessary to allow the PDL Stockholders and their Affiliates to own eighty percent (80%) of each class of outstanding Other Stock. The Other Stock Option shall be assignable, in whole or in part, by the PDL Stockholders to any one or more Affiliate or Affiliates of the PDL Stockholders. The exercise price per share of Other Stock purchased pursuant to the Other Stock Option shall be (i) in the case of an issuance by the Company of shares of Other Stock to a third party for cash consideration, the price per share of Other Stock to be paid by such third party in connection with such issuance and (ii) in all other cases the Market Price per share of the Other Stock as of the date of first delivery of notice of each exercise of the Other Stock Option by the PDL Stockholders (or their permitted assignees hereunder) to the Company as provided in Section 3.1(d).

         (c) Notice. At least twenty (20) business days prior to the issuance of any shares of Common Stock or the first date on which any event could occur that, in the absence of a full or partial exercise of the Common Stock Option, would result in a reduction in the Ownership Percentage, the Company will notify the PDL Stockholders in writing (a "Common Stock Option Notice") of any plans that the Company has to issue such shares or the date on which such event could first occur. At least twenty (20) business days prior to the issuance of any shares of Other Stock or the first date on which any event could occur that, in the absence of a full or partial exercise of the Other Stock Option, would result in the PDL Stockholders and their Affiliates owning less than eighty (80) percent (80%) of each class of outstanding Other Stock, the Company will notify the PDL Stockholders in writing (an "Other Stock Option Notice" and, together with or separate from a Common Stock Option Notice, an "Option Notice") of any plans that the Company has to issue such shares or the date on which such event could first occur. Each Option Notice must specify the date on which the Company intends to issue such additional shares or on which such event could first occur (such issuance or event being referred to herein as an "Issuance Event" and the date of such issuance or event as an "Issuance Event Date"), the number of shares the Company intends to issue or may issue and the other terms and conditions of such Issuance Event.

         (d) Exercise. The Common Stock Option may be exercised by the PDL Stockholders (or any Affiliate of the PDL Stockholders to which all or any part of the Common Stock Option has been assigned) for a number of shares equal to or less than the number of shares that are necessary for the PDL Stockholders and their Affiliates to maintain, in the aggregate, the Ownership Percentage. The Other Stock Option may be exercised by the PDL Stockholders (or any Affiliate of the PDL Stockholders to which all or any part of the Other Stock Option has been assigned) for a number of shares equal to or less than the number of shares that are necessary for the PDL Stockholders and their Affiliates to own, in the aggregate, eighty percent

(80%) of each class of outstanding Other Stock. Each Option may be exercised at any time after receipt of an applicable Option Notice and prior to the applicable Issuance Event Date by the delivery to the Company of a written notice to such effect specifying (i) the number of shares of Common Stock or Other Stock (as the case may be) to be purchased by the PDL Stockholders or any of their Affiliates, and (ii) a calculation of the exercise price for such shares. Upon any such exercise of either Option, the Company will, prior to the applicable Issuance Event Date, deliver to the PDL Stockholders (or any Affiliate or the PDL Stockholders designated by the PDL Stockholders), against payment therefor, certificates (issued in the name of the PDL Stockholders or their permitted assignees hereunder, or as directed by the PDL Stockholders) representing the shares of Common Stock or Other Stock (as the case may be) being purchased upon such exercise. Payment for such shares shall be made by wire transfer or intrabank transfer to such account as shall be specified by the Company, for the full purchase price for such shares.

         (e) Effect of Failure to Exercise. Any failure by the PDL Stockholders to exercise either Option, or any exercise for less than all shares purchasable under either Option, in connection with any particular Issuance Event shall not affect the PDL Stockholders' right to exercise the relevant Option in connection with any subsequent Issuance Event; provided, however, that, in the case of the Common Stock Option, the Ownership Percentage following such Issuance Event in connection with which the PDL Stockholders so failed to exercise such Option in full or in part shall be recalculated as set forth in the definition thereof.

         (f) Acknowledgement. Notwithstanding anything to the contrary herein, the Company and the PDL Stockholders acknowledge that the procedures set forth in this Section 3.1 relating to the exercise of the Options shall not apply where the Company is not capable of giving advance notice of the relevant Issuance Event. The PDL Stockholders and the Company agree that, in such case, the Options shall be exercisable at such times and in such manner as the PDL Stockholders and the Company may from time to time agree, and otherwise by the PDL Stockholders in a reasonable time and manner.

         (g) Common Stock Repurchase Program. (i) The Company will adopt, implement as soon as practicable (but not more than sixty (60) days after the Offering), and maintain a comprehensive, long-term common stock repurchase program to satisfy its obligation to deliver shares upon exercise of stock options granted under a stock option plan (the "Common Stock Repurchase Program"). The Company agrees that, pursuant to the Common Stock Repurchase Program, prior to any issuance of shares of Common Stock by the Company for purposes contemplated by the Common Stock Repurchase Program, it shall have repurchased a number of shares of Common Stock such that, immediately after such issuance, the PDL Stockholders' Ownership Percentage is equal to or greater than the PDL Stockholders' lowest Ownership Percentage at any time after the Offering but prior to such issuance; provided that (i) nothing in this Section 3.1(g) shall require the Company to take any action that would, in the Company's reasonable determination, adversely affect the Company's accounting for its stock option and employee stock purchase plans, and (ii) the parties shall cooperate to effect repurchases in a manner that will not have a substantial adverse economic impact on the Company. It is understood that any reduction in the Company's cash position as a result of such repurchases is not a "substantial adverse economic impact."

         (ii)     The Company shall:

                  (A) provide to the PDL Stockholders at the end of each month, and at such other times as the PDL Stockholders may request, information as to (I) the total number of shares of Common Stock repurchased by the Company in the last month and on a year-to-date basis, (II) the total number of shares of Common Stock previously issued to date, (III) the Company's current forecasts as to future issuances, and (IV) such other information as the PDL Stockholders may request in connection with the PDL Stockholders' ownership and tax consolidation objectives; and

                  (B) notify the PDL Stockholders within one business day after the date in any month in which the total number of shares of Common Stock issued by the Company in such month equals or exceeds a number of shares representing more than 1% of the outstanding shares prior to such issuance.


                                   ARTICLE 4.

                                  MISCELLANEOUS


         4.1. Effectiveness. This agreement shall become effective only upon the closing of the Offering.


         4.2. No Inconsistent Actions or Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the PDL Stockholders in this Agreement. The Company agrees not to take, and agrees to cause its directors to refrain from taking, any action which could impede or delay the exercise by the PDL Stockholders of any of their rights under this Agreement.

         4.3. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given:

                                            If to the Company, to:

                                            Ansell Healthcare Incorporated
                                            200 Schulz Drive
                                            Red Bank, New Jersey  07701
                                            Attention:  President
                                            Facsimile:  732-345-5353

                                            If to the PDL Stockholders, to:

                                            Pacific Dunlop Holdings Inc.
                                            6121 Lakeside Drive
                                            Suite 200
                                            Reno, Nevada 89511
                                            Attention: Stephen C. Geerling
                                            Facsimile: 775-824-4626

                                            with a copy to:

                                            Gardner, Carton & Douglas
                                            321 N. Clark Street
                                            Chicago, IL  60610
                                            Attention: Robert J. Wilczek
                                            Facsimile: 312-644-3381

                                                     and

                                            Pacific Dunlop Limited
                                            101 Collins Street Level 41
                                            Melbourne, Victoria Australia 3000
                                            Attention:  Secretary
                                            Telephone:  011-613-9270-7270
                                            Fax:  011-613-9654-4184


or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 4.3 and a confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section 4.3.

         4.4. Amendments; No Waivers.

         (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all the PDL Stockholders and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         4.5. Specific Performance. The Company acknowledges and agrees that the PDL Stockholders' remedies at law for a breach or threatened breach of any of the provisions of this

Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, in addition to any remedies at law, the PDL Stockholders, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available without proving that the PDL Stockholders' remedies at law are inadequate.

         4.6. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto except as provided herein.

         4.7. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware.

         4.8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         4.9. Termination. The parties' rights and obligations under Article 3 of this Agreement shall terminate at such time as the Parent's Voting Interest falls below forty percent (40%). This Agreement shall terminate at such time as the Parent's Voting Interest falls below five per cent (5%). Termination of this Agreement (or of any rights and obligations under this Agreements prior to termination of this Agreement) shall not affect any rights or obligations of any of the parties hereto (or their permitted assigns) that arose prior to such termination. The parties' rights under Section 2.7 shall survive termination of this Agreement indefinitely.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                [Remainder of this Page Intentionally Left Blank]

                                           ANSELL HEALTHCARE INCORPORATED


                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                           PACIFIC DUNLOP INVESTMENTS (USA) INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                           PACIFIC DUNLOP CAPITAL INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                           PACIFIC DUNLOP HOLDINGS (USA) INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                           PD INTERNATIONAL PTY. LTD.


                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------